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                                                                     EXHIBIT 4.3

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            CERTIFICATE OF FORMATION

                                       OF

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

         Reliant Energy Transition Bond Company, LLC (the "Company"), a Limited Liability Company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (6 Del. Code Section 18-101 et. seq.)(the "Act"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Certificate of Formation, as described below, and does hereby further certify that:

         1. The name of the Company is Reliant Energy Transition Bond Company, LLC; and

         2. The Managers of the Company duly adopted resolutions proposing and declaring advisable the amendment to the Certificate of Formation as described herein and in accordance with the provisions of the Act.

         3. The amendment to the Certificate of Formation effected by this Certificate of Amendment changes the name of the Company to CenterPoint Energy Transition Bond Company, LLC.

         4. The Certificate of Formation is hereby amended by deleting the text of Article I thereof in its entirety and replacing in lieu thereof the following:

                                   "ARTICLE I

         The name of the Company is CenterPoint Energy Transition Bond Company, LLC."

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed this 27th day of September, 2002.

                                            RELIANT ENERGY TRANSITION BOND
                                            COMPANY, LLC

                                            By: /s/ RICHARD B. DAUPHIN
                                                ----------------------
                                            Name: Richard B. Dauphin
                                            Title: Assistant Secretary